                                                      Registration No. 333-

   As filed with the Securities and Exchange Commission on November 19, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ALEXION PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                        13-3648318
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)

                            ------------------------

                                25 SCIENCE PARK
                              NEW HAVEN, CT 06511
                                 (203) 498-4210
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                               LEONARD BELL, M.D.
                         ALEXION PHARMACEUTICALS, INC.
                                25 SCIENCE PARK
                              NEW HAVEN, CT 06511
                                 (203) 776-1790
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                with copies to:

        MERRILL M. KRAINES, ESQ.                      DAVID R. KING, ESQ.
        LAWRENCE A. SPECTOR, ESQ.                    MICHAEL J. SHIM, ESQ.
       FULBRIGHT & JAWORSKI L.L.P.                MORGAN, LEWIS & BOCKIUS LLP
            666 FIFTH AVENUE                          1701 MARKET STREET
        NEW YORK, NEW YORK 10103               PHILADELPHIA, PENNSYLVANIA 19103
             (212) 318-3000                             (215) 963-5000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-89343

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE

                                                                                             PROPOSED
                                                                        PROPOSED              MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE       MAXIMUM OFFERING         AGGREGATE            AMOUNT OF
              TO BE REGISTERED                   REGISTERED(1)       PRICE PER SHARE     OFFERING PRICE(1)           FEE
Common Stock, $.0001 par value                  540,000 shares           $14.00             $7,560,000            $2,102.00

(1) Includes 40,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE
  NO. 333-89343

    Alexion Pharmaceuticals, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-89343) declared effective on November 19, 1999 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.


ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          (a) Exhibits.

5.1       Opinion of Fulbright & Jaworski L.L.P.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit
          5.1).

24.1      Power of Attorney (included on signature page).

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW HAVEN AND STATE OF CONNECTICUT ON THE 19TH DAY OF NOVEMBER, 1999.

                                                       ALEXION PHARMACEUTICALS, INC.

                                                       By:               /s/ LEONARD BELL
                                                            -----------------------------------------
                                                                        Leonard Bell, M.D.
                                                               PRESIDENT, CHIEF EXECUTIVE OFFICER,
                                                                     SECRETARY AND TREASURER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints LEONARD BELL, M.D. and DAVID W. KEISER, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                                       President, Chief Executive
                  /s/ LEONARD BELL                       Officer, Secretary,
     -------------------------------------------         Treasurer and Director     November 19, 1999
                 Leonard Bell, M.D.                      (principal executive
                                                         officer)

                                                       Executive Vice President
                 /s/ DAVID W. KEISER                     and Chief Operating
     -------------------------------------------         Officer (principal         November 19, 1999
                   David W. Keiser                       financial officer)

                                                       Vice President of Finance
                  /s/ BARRY P. LUKE                      and Administration
     -------------------------------------------         (principal accounting      November 19, 1999
                    Barry P. Luke                        officer)

                  /s/ JOHN H. FRIED
     -------------------------------------------       Chairman of the Board of     November 19, 1999
                John H. Fried, Ph.D.                     Directors

     -------------------------------------------       Director                     November 19, 1999
                  Jerry T. Jackson

                 /s/ JOSEPH A. MADRI
     -------------------------------------------       Director                     November 19, 1999
            Joseph A. Madri, Ph.D., M.D.

               /s/ LEONARD MARKS, JR.
     -------------------------------------------       Director                     November 19, 1999
              Leonard Marks, Jr., Ph.D.

                    /s/ MAX LINK
     -------------------------------------------       Director                     November 19, 1999
                   Max Link, Ph.D.

                 /s/ EILEEN M. MORE
     -------------------------------------------       Director                     November 19, 1999
                   Eileen M. More

     -------------------------------------------       Director                     November 19, 1999
                  R. Douglas Norby

     -------------------------------------------       Director                     November 19, 1999
                   Alvin S. Parven

                                      II-5